                                                                   EXHIBIT 99.d5

              AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT

     THIS AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT ("Agreement") is
made as of the 30th day of March, 2006, by and among AMERICAN CENTURY WORLD
MUTUAL FUNDS, INC. (the "Corporation"), a Maryland corporation, AMERICAN CENTURY
GLOBAL INVESTMENT MANAGEMENT, INC. ("ACGIM"), a Delaware corporation, and
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the "Subadvisor"), a Delaware
corporation.

                                   WITNESSETH:

     WHEREAS, the Corporation is an open-end management investment company registered with the Securities and Exchange Commission under the Investment
Company Act of 1940, as amended; and

     WHEREAS, ACGIM and Subadvisor are both investment advisors registered with the Securities and Exchange Commission under the Investment Advisers Act of
1940, as amended; and

     WHEREAS, the Corporation has engaged ACGIM to serve as the investment manager for each class of each series of shares issued by the Corporation; and

     WHEREAS, the Corporation and ACGIM now desire to engage Subadvisor as a subadvisor for that portion of the assets of the Funds that will be invested in cash and cash equivalents (the "Cash Portion"), and Subadvisor desires to accept such engagement; and

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. INVESTMENT DESCRIPTION - APPOINTMENT. Corporation hereby appoints
Subadvisor to provide certain advisory services to the Funds in accordance with the Funds' Prospectus and Statement of Additional Information as in effect and as amended from time to time, in such manner and to such extent as may be approved by the Board of Directors of Corporation. Corporation agrees to provide
Subadvisor copies of all amendments to the Funds' Prospectus and Statement of
Additional Information on an ongoing basis. Subadvisor hereby accepts the appointment and agrees to furnish the services described herein.

     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a) Subject to the general supervision of the Board of Directors of
Corporation, and of ACGIM, Subadvisor will (i) act in conformity with the Funds'
Prospectus and Statement of Additional Information, the Investment Company Act
of 1940, the Investment Advisers Act of 1940, the Internal Revenue Code and all
other applicable federal and state laws and regulations, as the same may from time to time be amended; (ii) make investment decisions regarding the Cash
Portion of the Funds in accordance with the Funds' investment objective and policies as stated in the Funds' Prospectus and Statement of Additional
Information and with such written guidelines as ACGIM may from time to time provide to Subadvisor; (iii) place purchase and sale orders on behalf of the
Funds; and (iv) maintain books and records with respect to the securities transactions of the Funds and furnish the Corporation's Board of Directors such periodic, regular and special reports as the Board may request.

     (b) In providing those services, Subadvisor will supervise the Funds' Cash
Portion and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Cash Portion of the Funds' assets. In addition, Subadvisor will furnish the Corporation or ACGIM whatever information, including statistical data, the Corporation or ACGIM may reasonably request with respect to the instruments that the Funds may hold or contemplate purchasing.

     (c) Subadvisor will at all times comply with the policies adopted by the
Corporation's Board of Directors of which it has received written notice. If
Subadvisor believes that a change in any of such policies shall be advisable, it shall recommend such change to ACGIM and the Board of Directors of the
Corporation. Any change to any such policies whether suggested by Subadvisor or not shall be approved by the Corporation's Board of Directors prior to the implementation of such change, and Subadvisor will be given reasonable notice of the anticipated change.

     3. BROKERAGE.

     (a) In executing transactions for the Funds and selecting brokers or dealers, Subadvisor will seek to obtain the best net price and execution available and shall execute or direct the execution of all such transactions as permitted by law and in a manner that is consistent with its fiduciary obligations to the Funds and its other clients. In assessing the best net price and execution available for any Funds transaction, Subadvisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Consistent with this obligation, when the execution and net price offered by two or more brokers or dealers are comparable, Subadvisor may, at its discretion, execute transactions with brokers and dealers who provide the Funds and/or other accounts over which Subadvisor exercises investment discretion with research advice and other services, but in all instances best net price and execution shall control. Subadvisor is authorized to place purchase and sale orders for the Funds with brokers and/or dealers subject to the supervision of ACGIM and the Board of Directors of the Corporation and in accordance with the limitations set forth in the registration statement for the Funds shares then in effect.

     (b) On occasions when Subadvisor deems the purchase or sale of a security to be in the best interest of the Funds as well as one or more of its other clients, Subadvisor may to the extent permitted by applicable law, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold will be made by Subadvisor in a manner it considers to be equitable and consistent with its fiduciary obligations to the Corporation and to such other clients. The Corporation recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Funds.

     4. INFORMATION PROVIDED TO CORPORATION.

     (a) Subadvisor will keep the Corporation and ACGIM informed of developments materially affecting the Cash Portion of the Funds and will take initiative to furnish the Corporation and ACGIM on at least quarterly basis with whatever information Subadvisor and ACGIM believe is appropriate for this purpose. Such regular quarterly reports shall include information reasonably requested by the
Corporation's Board of Directors from time to time.

     (b) Subadvisor will provide the Corporation and ACGIM with such investment records, ledgers, accounting and statistical data, and other information as the
Corporation and ACGIM require for the preparation of registration statements, periodic and other reports and other documents required by federal and state laws and regulations, and particularly as may be required for the periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as the Corporation and ACGIM may reasonably request for the management of their affairs. Subadvisor understands that the Funds and
ACGIM will rely on such information in the preparation of the Corporation's registration statement, the Funds' financial statements, and any such reports, and hereby covenants that any such information derived from the investment records, ledgers and accounting records maintained by Subadvisor shall be true and complete in all material respects.

     (c) At the request of the Board of Directors, a representative of
Subadvisor shall attend meetings of the Board of Directors to make a presentation on the Funds' performance and such other matters as the Board of
Directors, Subadvisor and ACGIM believe is appropriate.

     (d) Subadvisor shall furnish to regulatory authorities any information or reports in connection with such services as may be lawfully requested.
Subadvisor shall also, at the Corporation's request, certify to the
Corporation's independent auditors that sales or purchases aggregated with those of other clients of Subadvisor, as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance with the requirements of the Investment Company Act,
Subadvisor hereby agrees that all records that it maintains for the Funds are the property of the Corporation and further agrees to surrender to the
Corporation promptly upon the Corporation's request any of such records. In addition, Subadvisor agrees to cooperate with the Corporation and ACGIM when either of them is being examined by any regulatory authorities, and specifically agrees to promptly comply with any request by such authorities to provide information or records. Subadvisor further agrees to preserve for the periods of time prescribed by the Investment Company Act of 1940 and the Investment
Advisers Act of 1940 the records required to be maintained thereunder.

                                        3

     (f) Subadvisor will be responsible for voting all of the Funds' investment securities.

     5. FUTURES AND OPTIONS. Subadvisor's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon. Subadvisor will (a) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Funds, and (b) execute, for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. Subadvisor may, using such of the securities and other property in the Brokerage Accounts as
Subadvisor deems necessary or desirable, direct the custodian to deposit on behalf of the Funds, original and maintenance brokerage deposits and other direct payments of cash, cash equivalents, and securities and other property into such Brokerage Accounts and to such brokers as Subadvisor deems appropriate. The Funds represents and warrants that it is a "qualified eligible client" within the meaning of the CFTC Regulations Section 4.7 and, as such, consents to treat the Funds in accordance with the exemption contained in CFTC
Regulations Section 4.7(b).

     PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION
("CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS
DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE CFTC. THE CFTC
DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE
ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY,
THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS DOCUMENT.

     6. CONFIDENTIALITY. The parties to this Agreement agree that each shall treat as confidential all information provided by a party to the others regarding such party's business and operations, including without limitation the investment activities, holdings, or identities of shareholders of the Funds. All confidential information provided by a party hereto shall be used by any other parties hereto solely for the purposes of rendering services pursuant to this
Agreement and, except as may be required in carrying out the terms of this
Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this paragraph. The foregoing also shall not apply to any information which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation; provided, however, that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

     7. LIABILITY AND INDEMNIFICATION.

     (a) Subadvisor shall be responsible for the exercise of reasonable care in carrying out its responsibilities hereunder; provided, however, that no provision of this Agreement be construed to protect any trustee, director, officer, agent or employee of Subadvisor or an affiliate from liability by reason of gross negligence, willful malfeasance, bad faith in the performance of such person's duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Notwithstanding any other provision of this Agreement, no party shall be liable for any actions or omissions taken or made pursuant to this Agreement unless such actions or omissions result from gross negligence, willful malfeasance, or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) ACGIM agrees to indemnify and hold harmless Subadvisor and its officers, directors, employees, agents, affiliates and each person, if any, who controls Subadvisor within the meaning of the Securities Act of 1933
(collectively, the "Indemnified Parties" for purposes of this Section 7(b))
against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from gross negligence, willful malfeasance or bad faith in the performance by the Corporation or ACGIM of its respective duties hereunder or reckless disregard by the Corporation or ACGIM of its respective duties hereunder. ACGIM will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. ACGIM shall not be liable for indemnification hereunder if such Losses are attributable to the gross negligence, willful malfeasance or bad faith of Subadvisor in performing its obligations under this Agreement. ACGIM shall not be liable for special, consequential or incidental damages.

     (c) Subadvisor agrees to indemnify and hold harmless ACGIM and the
Corporation, and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls ACGIM or the Corporation within the meaning of the Securities Act of 1933 (collectively, the "Indemnified
Parties" for purposes of this Section 7(c)) against any Losses to which the
Indemnified Parties may become subject, insofar as such Losses result from gross negligence, willful malfeasance, or bad faith in performance by Subadvisor or its affiliates of their duties hereunder or reckless disregard by Subadvisor or its affiliates of their duties hereunder. Subadvisor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Subadvisor shall not be liable for indemnification hereunder if such Losses are attributable to the gross negligence, willful malfeasance or bad faith of ACGIM or the Corporation in performing their obligations under this Agreement. Subadvisor shall not be liable for special, consequential or incidental damages.

     (d) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7, except to the extent the indemnifying party shall have been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (e) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

     8. COMPENSATION.

     (a) In consideration of the services rendered pursuant to this Agreement,
ACGIM will pay Subadvisor a per annum management fee (the "Applicable Fee") as set forth on SCHEDULE A.

     (b) On the first business day of each month, ACGIM shall pay Subadvisor the
Applicable Fee for the previous month. The fee for the previous month shall be calculated by multiplying the Applicable Fee for the Funds by the Cash Portion
of the aggregate average daily closing value of the net assets of all classes of the Funds during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

     (c) In the event that the Board of Directors of the Corporation shall determine to issue any additional series of shares for which it is proposed that
Subadvisor serve as investment manager, and for which Subadvisor desires to so serve, the Corporation, ACGIM and Subadvisor shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee, if any, and such other terms and conditions as are applicable to the management of such series of shares.

     (d) Subadvisor shall have no right to obtain compensation directly from the
Funds or the Corporation for services provided hereunder and agrees to look solely to ACGIM for payment of fees due. Upon termination of this Agreement before the end of a month, or in the event the Agreement begins after the beginning of the month, the fee for that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     9. EXPENSES. Subadvisor will bear all of its expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the execution of securities transactions.

     10. SERVICES TO OTHER COMPANIES OR ACCOUNTS. The Corporation understands that Subadvisor or its affiliates now acts and will continue to act as investment advisor to other clients and the Corporation has no objection to
Subadvisor so acting. In addition, the Corporation understands that the persons employed by Subadvisor to assist in the performance of Subadvisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of Subadvisor or any affiliate of Subadvisor to engage in and devote time and attention to other business or to render services of whatever kind or nature. Further, from time to time, Subadvisor may refer or introduce certain institutional investors and existing clients of Subadvisor and its affiliates to the Corporation. The
Corporation understands that nothing herein shall be deemed to limit or restrict the right of Subadvisor, in the event Subadvisor's clients purchase shares of the Corporation, to subsequently suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

     11. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall continue until January 1, 2007 and thereafter so long as such continuance is specifically approved at least annually by (i) the
Board of Directors of the Corporation or (ii) a vote of a majority of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not interested persons (as defined in the Investment Company Act) of any party to this
Agreement, by a vote cast at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on 60 days' written notice by (i) the Board of Directors of the Corporation, (ii) by vote of holders of a majority of the Funds' shares, (iii) by ACGIM, or (iv) by Subadvisor, and will terminate automatically upon any termination of the investment management agreement between the Corporation and ACGIM. This Agreement will terminate automatically in the event of its assignment. Subadvisor agrees to notify the
Corporation of any circumstances that might result in this Agreement being deemed to be assigned.

     12. REPRESENTATIONS OF ACGIM, SUBADVISOR AND CORPORATION.

     (a) ACGIM and Subadvisor each hereby represents that it is registered as an investment advisor under the Investment Advisers Act of 1940, that it will use its reasonable best efforts to maintain such registration, and that it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated. ACGIM and Subadvisor each further represents that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

     (b) The Corporation and ACGIM represent and warrant that (i) the appointment of Subadvisor has been duly authorized; and (ii) each of them has full power and authority to execute and deliver this Agreement and to perform the services contemplated hereunder, and such execution, delivery and performance will not cause either to be in violation of its Articles of
Incorporation, Bylaws, or any material laws.

     (c) Subadvisor represents and warrants that (i) its service as subadvisor hereunder has been duly authorized; (ii) it has full power and authority to execute and deliver this Agreement and to perform the services contemplated hereunder, and such execution, delivery and performance will not cause it to be in violation of its organizational documents, its Bylaws or material laws; (iii)
it will at all times in the performance of its duties hereunder act in conformity with the provisions of the Investment Company Act of 1940, the
Investment Advisers Act of 1940, the Internal Revenue Code and all other applicable federal and state laws and regulations, as the same may be amended from time to time; and (iv) it has all controls necessary to perform its obligations under and comply with the representations and warranties it made in this Agreement.

     13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     14. LIMITATION OF LIABILITY. This Agreement has been executed on behalf of the Corporation by the undersigned officer of the Corporation solely in his capacity as an officer of the Corporation.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto on the subject matter described herein.

     16. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder,
Subadvisor is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Corporation or ACGIM in any way, or otherwise be deemed to be an agent of the Corporation or ACGIM.

     17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     18. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopy, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at each party's address of record. Any notice, demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first written above.

"CORPORATION"                            "ACGIM"

AMERICAN CENTURY WORLD                   AMERICAN CENTURY GLOBAL
MUTUAL FUNDS, INC.                       INVESTMENT MANAGEMENT, INC.

    /s/ David H. Reinmiller                  /s/Charles A. Etherington
By: -------------------------------      By: ----------------------------------
    Name:  David H. Reinmiller               Name:  Charles A. Etherington
    Title:  Vice President                   Title:  Senior Vice President

                                         "SUBADVISOR"

                                         AMERICAN CENTURY
                                         INVESTMENT MANAGEMENT, INC.

                                             /s/ Charles A. Etherington
                                         By: ----------------------------------
                                             Name:  Charles A. Etherington
                                             Title: Senior Vice President

                                                                      SCHEDULE A
                                                                      ----------

MANAGEMENT OF CASH PORTION OF THE FUNDS

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NAME OF SERIES                                     APPLICABLE FEE
------------------------------------------- -----------------------------------
Global Growth Fund                                      0.45%
------------------------------------------- -----------------------------------
International Opportunities Fund                        0.45%
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International Discovery Fund                            0.45%
------------------------------------------- -----------------------------------
International Growth Fund                               0.45%
------------------------------------------- -----------------------------------
Emerging Markets Fund                                   0.45%
------------------------------------------- -----------------------------------
Life Sciences Fund                                      0.45%
------------------------------------------- -----------------------------------
International Stock Fund                                0.45%
------------------------------------------- -----------------------------------
International Value Fund                                0.45%
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